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                                                                   EXHIBIT 10.1

                                PROMISSORY NOTE


                                                             September 29, 1998
$11,406,250 U.S. Dollars                              San Francisco, California


California Federal Bank, A Federal Savings Bank ("Lender"), and California Federal Preferred Capital Corporation ("Borrower") hereby agree to the following terms and conditions:

1. Lender hereby agrees to lend to Borrower an amount equal to Eleven Million Four Hundred Six Thousand Two Hundred Fifty Dollars ($11,406,250).

2. The term of this Promissory Note shall be one (1) year from the date hereof.

3. Interest shall be computed at an interest rate of five percent (5%) per annum, compounded annually.

4. Borrower promises to repay to Lender the amount borrowed by Borrower under this Promissory Note, and to pay interest on such amount from the date such funds are received by Borrower until the date that Borrower repays the funds, with interest calculations to exclude the date of repayment. The outstanding amount is due and payable upon expiration of the term of this Promissory Note.

5. At the option of Borrower, all borrowing hereunder may be repaid in whole or in part at any time without penalty.



                               LENDER
                               CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK



                               By:      /s/ Laurence Reed
                                   -------------------------------

                               BORROWER
                               CALIFORNIA FEDERAL PREFERRED CAPITAL CORPORATION



                               By:      /s/ Richard H. Terzian
                                   -------------------------------